Exhibit 10.4

Notice of Option Grant

Participant:	<first_name> <middle_name> <last_name>

Employee ID:	<emp_id>

Company:	Visa Inc.

Notice:
You have been granted the following stock option (the “Option”) to purchase Shares in accordance with the terms of the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”) and the Stock Option Award Agreement ( the “Agreement” ) attached hereto.

Type of Award:	Nonqualified Stock Option

Grant ID:	<award_id>

Grant:	Grant Date: <award_date>
Option Price per Share: <award_price>
Number of Shares under Option: <shares_awarded>1

Vesting:
The exercise of your Option is subject to the terms of the Plan and this Agreement. Beginning on each of the following dates, you may exercise your Option to purchase the corresponding portion of the total number of Shares underlying your Option. You may then exercise your Option to purchase that portion of the Shares at any time until your Option terminates or expires.

Shares on Vesting Date

Shares	Vesting Date
[ ][2]	November 19, 2012
[ ][3]	November 19, 2013
[ ][4]	November 19, 2014
[ ][5]	November 19, 2015

However, the above vesting schedule shall be subject to Section 4 of the Agreement.

______________________

[1]	Figure to be based on $6,000,000 FMV of shares as of the Grant Date.

[2]	Figure to be based on $2,052,632 FMV of shares as of the Grant Date.

[3]	Figure to be based on $1,315,790 FMV of shares as of the Grant Date.

[4]	Figure to be based on $1,315,789 FMV of shares as of the Grant Date.

[5]	Figure to be based on $1,315,789 FMV of shares as of the Grant Date.

Expiration Date:	Your Option will expire ten years from the Grant Date, subject to earlier termination as set forth in the Plan and this Agreement.

Acceptance:
To accept or reject your Stock Option award, please complete the on -line form ("Accept or Reject Your Grant") as promptly as possible, but, in any case, within thirty (30) days after the Grant Date. If you do not reject your award within thirty (30) days after the Grant Date, you will be deemed to have accepted your Stock Option award and agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan. Your agreement is available to you online in your Schwab Equity Award Center (EAC) account. via this link https://www.schwab.com/public/eac/home

Visa Inc.
2007 Equity Incentive Compensation Plan
Stock Option Award Agreement

This Stock Option Award Agreement (this “Agreement”), dated as of the Grant Date set forth in the Notice of Option Grant attached as Schedule A hereto (the “Grant Notice”), is made between Visa Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1.     Grant of the Option.

(a) Subject to the provisions of this Agreement and the provisions of the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”), the Company hereby grants to the Participant, pursuant to the Plan, the right and option (the “Option”) to purchase all or any part of the number of shares of Class A Common Stock of the Company (“Shares”) set forth in the Grant Notice at the Option Price per Share and on the other terms as set forth in the Grant Notice.

(b) The Option is intended to be a Nonqualified Stock Option.

2.     Exercisability of the Option.

The Option shall become exercisable in accordance with the exercisability schedule and other terms set forth in the Grant Notice and this Agreement. The Option shall terminate on the expiration date stated in the Grant Notice (the “Expiration Date”), subject to earlier termination as set forth in the Plan and this Agreement.

3.     Method of Exercise of the Option.

(a)     The Participant may exercise the Option, to the extent then exercisable, by delivering a written or electronic notice to the Stock Plan Administrator in a form satisfactory to the Committee specifying the number of Shares with respect to which the Option is being exercised and payment to the Company of the aggregate Option Price in accordance with Section 3(b).

(b)     At the time the Participant exercises the Option, the Participant shall pay the Option Price of the Shares as to which the Option is being exercised to the Company, subject to such terms, conditions and limitations as the Committee may prescribe: ( i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; (iii) a cashless (broker-assisted) exercise that complies with all applicable laws; (iv) withholding of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (v) by a combination of the consideration provided for in the foregoing clauses (i), (ii), (iii), and (iv).

(c)     The Company’s obligation to deliver the Shares to which the Participant is entitled upon exercise of the Option is conditioned on the Participant’s satisfaction in full to the Company of the aggregate Option Price of those Shares and the required tax withholding related to such exercise.

4.     Termination.

Except as provided below, the Option shall terminate and be forfeited upon Termination of the Participant, and upon such termination and forfeiture of the Option, no Shares may thereafter be purchased under the Option. Notwithstanding anything contained in this Agreement, the Option shall not be exercised after the Expiration Date.

(a)     Termination Generally. Upon Termination of the Participant by the Company or a Subsidiary or Affiliate or by the Participant, in each case other than under circumstances described in paragraph (b) or (c) of this Section 4, the

Option, to the extent exercisable as of the date of such Termination, shall thereafter be exercisable for a period of 90 days from the date of such Termination.

(b)    Termination By the Company Without Cause or By the Participant for Good Reason. Following the first anniversary of the Grant Date, upon a Termination of the Participant’s employment by the Company without Cause (as defined below) or by the Participant for Good Reason (as defined below), then (i) the Option shall immediately become exercisable as to that number of Shares that would have become exercisable in the 12-month period immediately following the date of Termination had the Participant continued to have been employed with the Company during such period and (ii) the Option, to the extent exercisable as of the date of Termination, shall remain exercisable until the Expiration Date.

(c)     Termination for Cause. Upon Termination of the Participant by the Company, a Subsidiary or an Affiliate for Cause, any portion of the Option, whether vested or unvested, that has not been exercised shall immediately terminate.

(d)     Business Days. If the relevant date until which the Option would otherwise be exercisable specified in Section 4(a) or (b) hereof is not a business day on which the main office of Visa Inc. is open for business, such relevant date shall be deemed to be the immediately next following such business day for purposes of such section. Notwithstanding the foregoing provisions of this Section 4, in no event may the Option be exercised after the Expiration Date.

5.	Non-Transferability of the Option.

The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Participant, only by him or her; provided, however, that the Company may, in its discretion, permit the Option to be transferred subject to such conditions and limitations as the Company may impose. Notwithstanding the foregoing, during the Participant’s lifetime, the Option may be transferred to and exercised by the Participant’s former spouse pursuant to a domestic relations order which is approved by the Company, in accordance with any procedures, and subject to any limitations, as the Company may prescribe and subject to applicable law.

6.	Taxes and Withholdings.

At the time of receipt of Shares upon the exercise of all or any part of the Option, the Participant shall pay to the Company in cash, or make other arrangements, in accordance with Article XVII of the Plan, for the satisfaction of, any taxes of any kind and social security payments due or potentially payable or required to be withheld with respect to such Shares; provided, however, that pursuant to any procedures , and subject to any limitations as the Committee may prescribe and subject to applicable law, the Participant may elect to satisfy, in whole or in part, such withholding obligations by (a) directing the Company to withhold Shares otherwise issuable to the Participant upon exercise of the Option, provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and/or (b) tendering to the Company a number of Shares then owned by the Participant (or by the Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company or any Subsidiary or Affiliate incurring an adverse accounting charge and having an aggregate Fair Market Value as of the exercise date not greater than such tax and other obligations. Any such election made by the Participant must be (i) made on or prior to the applicable exercise date; and (ii) irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Company, in its sole discretion, deems appropriate.

Regardless of any action the Company, an Affiliate and /or a Subsidiary takes with respect to any or all tax withholding (including social insurance contribution obligations, if any ), the Participant acknowledges that the ultimate liability for all such taxes is and remain the Participant’s responsibility (or that of the Participant’s beneficiary), and that none of the Company, an Affiliate and /or a Subsidiary: (a) makes any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Option, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (b) commits to structure the terms of the Option or any aspect of the Option to reduce or eliminate the Participant’s (or his or her beneficiary’s) liability for such tax.

7.     No Rights as a Shareholder.

Neither the Participant nor any other person shall become the beneficial owner of the Shares subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until the Participant has actually received such Shares following the exercise of the Option in accordance with the terms of the Plan and this Agreement.

8.     No Right to Continued Employment.

Neither the Option nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Subsidiary or Affiliate for any period or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Subsidiary or Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to exercise the Option is earned only by continuing as an employee of the Company or a Subsidiary or Affiliate at the will of the Company or such Subsidiary or Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Option or acquiring Shares hereunder.

9.     The Plan.

By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. Unless defined herein, capitalized terms are used herein as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administrator.

10.     Certain Defined Terms.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) “Cause” means: (i) the Participant’s willful failure to perform his duties with the Company or any subsidiary or controlled affiliate thereof (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the Participant’s willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; (iii) the Participant’s conviction of, or plea of guilty or nolo contendere to, a charge of commission of a felony; or (iv) the Participant’s disclosure of confidential information in violation of the Company’s written policies which is materially and demonstrably injurious to the Company; provided, that no act or failure to act, on the Participant’s part, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. The cessation of employment by the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct described in clauses (i), (ii) or (iv) above, and specifying the particulars thereof in detail.

(b) "Good Reason” means: (i) the assignment to the Participant of any duties inconsistent with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities or any action by the Company which results in a diminution in any of the foregoing, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Participant; (ii) any failure by the Company to provide the Participant with the compensation or other benefits contemplated under the offer letter agreement entered into between the Participant and the Company dated October 23, 2012 (the “Letter”), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Participant; (iii) any other material breach by the Company of the Letter; or (iv) any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to satisfy all of the obligations under the Letter in the same manner and to the same extent that the Company would be required to satisfy such obligations if no such succession had taken place.

11.     Compliance with Laws and Regulations.

(a)     The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to: ( i) all applicable Federal and state laws, rules and regulations ; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b)     It is intended that the Shares received upon the exercise of the Option shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c)     If at the time of exercise of all or part of the Option, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

12.     Notices.

All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administration in the Benefits Department, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.

13.     Other Plans.

The Participant acknowledges that any income derived from the exercise of the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.

14.	Clawback Policy.

Notwithstanding any other provision of this Agreement to the contrary, any cash incentive compensation received by the Participant, option granted and/or Shares issued hereunder, and/or any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.